Exhibit 99.1

Menlo Therapeutics Reports Fourth Quarter and Full Year 2019 Financial Results

REDWOOD CITY, Calif., March 3, 2020 -- Menlo Therapeutics Inc. (Nasdaq: MNLO), a late-stage biopharmaceutical company focused on the development of serlopitant for the treatment of pruritus (itch), today announced financial results for the fourth quarter and year ended December 31, 2019 and reviewed business highlights.

“In February, our shareholders approved our upcoming merger with Foamix. We look forward to the prospects and outlook for the combined organization, which will have a compelling pipeline of dermatology products and product candidates,” said Steve Basta, chief executive officer of Menlo Therapeutics. “We believe the combined organization will be a stronger dermatology focused company, well positioned to serve the needs of patients while enhancing stockholder value.”

Foamix Merger Approved by Menlo Shareholders

On February 6, 2020, in the special meeting of Menlo stockholders, Menlo’s merger with Foamix was approved. On the same date, shareholders of Foamix Pharmaceuticals Ltd. also approved all shareholder proposals necessary to complete the merger. Pending the expiration of a 30-day waiting period required by Israeli law and satisfaction of closing conditions set forth in the merger agreement, the merger is expected to close on or about March 9, 2020. The combined biopharmaceutical company will be focused on the commercialization and development of therapeutics to serve patients in the dermatology space.

The combined company will have a diversified portfolio including an approved product and three late-stage product candidates focused on dermatologic indications.

Recent pipeline highlights from both organizations:

•

Foamix recently received U.S. Food and Drug Administration (FDA) approval for AMZEEQTM (minocycline) topical foam, 4%, for the treatment of inflammatory lesions of non-nodular moderate-to-severe acne vulgaris in adults and pediatric patients nine years of age and older. AMZEEQTM is the first approved topical formulation of minocycline to be approved by the FDA for any condition. Foamix commercially launched AMZEEQTM in the U.S. in January 2020.

•

Foamix has submitted a New Drug Application to the FDA for FMX103 (minocycline) topical foam, 1.5%, for the treatment of moderate-to-severe papulopustular rosacea in adults. The FDA set a Prescription Drug User Fee Act (PDUFA) action date of June 2, 2020. If approved, FMX103 would be the first minocycline product available for rosacea patients. Foamix is also conducting a Phase 2 trial for FCD105, a topical combination foam of minocycline and adapalene, currently being evaluated for the treatment of moderate-to-severe acne vulgaris.
•

Menlo’s serlopitant is being evaluated in two Phase 3 clinical trials for the treatment of pruritus associated with prurigo nodularis. The studies are fully enrolled, with results expected in March or April 2020.

Expected upcoming catalysts for the combined company:

•	Phase 3 clinical trial results in the U.S. and Europe for serlopitant for the treatment of pruritus in prurigo nodularis in March or April 2020
•	PDUFA action date of June 2, 2020 for FMX103 (minocycline) topical foam, 1.5%, for the treatment of moderate-to-severe papulopustular rosacea in adults
•	Phase 2 clinical trial results for FCD105 for treatment of moderate-to-severe acne with top-line data expected in Q2 2020
•

Assuming successful completion of the Phase 3 clinical trials, a New Drug Application submission for serlopitant for the treatment of pruritus in prurigo nodularis is expected in the second half of 2020.

Financial Results

Fourth Quarter 2019 Financial Results

Menlo reported a net loss of $21.5 million for the fourth quarter of 2019, compared to a net loss of $17.6 million for the same period in 2018.

Research and development expenses were $11.8 million in the fourth quarter of 2019, compared to $15.1 million for the same period in 2018. The decrease was primarily due to decreases in manufacturing and clinical trial expenses.

General administrative expenses were $10.2 million in the fourth quarter of 2019, compared to $3.4 million for the same period in 2018. The increase was primarily due to increases in stock-based compensation expense, legal expenses, and transaction-related expenses in connection with negotiating and executing the merger agreement with Foamix.

Full Year 2019 Financial Results

Menlo reported a net loss of $73.7 million for the year ended December 31, 2019, compared to a net loss of $51.4 million for the year ended December 31, 2018.

Collaboration and license revenue was zero for the year ended December 31, 2019, compared to $10.6 million for the year ended December 31, 2018. The decrease in collaboration and license revenue was due to the termination of Menlo’s collaboration agreement with JT Torii in June 2018.

Research and development expenses were $53.8 million for the year ended December 31, 2019, compared to $53.0 million for the year ended December 31, 2018. The increase was primarily due to an increase in clinical trial expenses, an increase in stock-based compensation expense, and an increase in manufacturing expenses offset by a $3.0 million milestone expense to Merck in May 2018.

General administrative expenses were $22.5 million for the year ended December 31, 2019, compared to $12.2 million for the year ended December 31, 2018. The increase was primarily due to increases in stock-based compensation expense, legal expenses, and transaction-related expenses in connection with negotiating and executing the merger agreement with Foamix.

As of December 31, 2019, Menlo had $76.9 million in cash, cash equivalents and investments, compared to $136.3 million as of December 31, 2018.

About Menlo Therapeutics

Menlo Therapeutics Inc. is a late-stage biopharmaceutical company focused on the development of serlopitant, a once-daily oral NK1 receptor antagonist, for the treatment of pruritus. The company’s clinical development program for serlopitant includes two ongoing Phase 3 clinical trials for the treatment of pruritus associated with prurigo nodularis and a Phase 3-ready clinical program for the treatment of pruritus associated with psoriasis. On November 11, 2019, Menlo announced that it had signed a definitive merger agreement with Foamix Pharmaceuticals Ltd. to create a combined biopharmaceutical company focused on the commercialization and development of therapeutics to serve patients in the dermatology space. On February 6, 2020, the shareholders/stockholders of Menlo and Foamix both approved the merger. For more information about Menlo and its impending merger with Foamix, please visit our website at www.menlotherapeutics.com.

Important Additional Information and Where to Find It

On December 4, 2019, Menlo filed an initial Registration Statement on Form S-4, Menlo filed a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Menlo and Foamix and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). The registration statement has been declared effective by the SEC. The registration statement was amended by Amendment No. 1 on January 6, 2020, supplemented on January 15, 2020 by Menlo’s 8-K and amended on January 28, 2020 by Menlo’s 8-K. Foamix and Menlo may also file other relevant documents with the SEC regarding the proposed merger. This communication is not a substitute for the joint proxy statement/prospectus or Registration Statement or any other document which Menlo or Foamix may file with the SEC. MENLO’S AND FOAMIX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF MENLO AND FOAMIX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Menlo and Foamix with the SEC at the SEC’s website at www.sec.gov. Investors and stockholders will also be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Menlo and Foamix through the website maintained by the SEC at www.sec.gov. Menlo and Foamix make available free of charge at www.menlotherapeutics.com and www.foamix.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such factors include, but are not limited to: (i) conditions to the closing of the merger may not be satisfied; (ii) the merger may involve unexpected costs, liabilities or delays; (iii) the effect of the announcement of the merger on the ability of Menlo or Foamix to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Menlo or Foamix does business, or on Menlo’s or Foamix’s operating results and business generally; (iv) Menlo’s or Foamix’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (v) the outcome of any legal proceedings related to the merger; (vi) Menlo or Foamix may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (viii) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (ix) the risk that Menlo or Foamix may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; and (x) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Menlo and Foamix are set forth in their respective filings with the SEC, including each of Menlo’s or Foamix’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Part II of Menlo’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and Item 1A of Part II of Foamix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 under the heading “Risk Factors.” The risks and uncertainties described above and in Menlo’s most recent SEC filings and Foamix’s most recent SEC filings are not exclusive and further information concerning Menlo and Foamix and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Menlo and Foamix file from time to time with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Menlo and Foamix assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Additional forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, include, but are not limited to, statements regarding the potential safety and efficacy of serlopitant for the treatment of various conditions, expectations with respect to the anticipated announcement of results of its clinical trials for pruritus associated with prurigo nodularis, the timing of potential regulatory filings, expected cash needs and sufficiency of cash on hand, and the relative success of the launch of AMZEEQ. Such forward-looking statements involve substantial risk and uncertainties that could cause Menlo Therapeutics’ development program for serlopitant, future financial results, achievements or performance to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks that the timing of results, enrollment or commencement of clinical trials may be delayed, the risk that subsequent trials are unsuccessful, despite prior successfully completed clinical trials or do not demonstrate efficacy of serlopitant in the studied indications, the risk of adverse safety events,  risks relating to the ongoing securities class action litigation, risks relating to the planned merger with Foamix and risks resulting from the unpredictability of the regulatory process and regulatory developments in the United States and foreign countries. These factors, together with those that are described in greater detail in Menlo Therapeutics’ Annual Report on Form 10-K filed on March 3, 2020, in the Joint Proxy Statement/Prospectus filed with the SEC on January 7, 2020, including any amendments or supplements, as well as any reports that it may file with the SEC in the future, may cause Menlo Therapeutics’ actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Menlo Therapeutics undertakes no obligation to update or revise any forward-looking statements.

- See attached financial tables –

Menlo Therapeutics Inc.

Statement of Operations Data

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Collaboration and license revenue	$-	$-	$-	$10,640
Operating expenses:
Research and development	11,758	15,076	53,761	52,989
General and administrative	10,173	3,364	22,481	12,186
Loss from operations	(21,931)	(18,440)	(76,242)	(54,535)
Interest income and other expense, net	433	846	2,539	3,090
Net loss	$(21,498)	$(17,594)	$(73,703)	$(51,445)
Net loss per share attributable to common stockholders, basic and diluted	$(0.89)	$(0.76)	$(3.09)	$(2.37)
Weighted average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	24,050,872	23,166,417	23,818,691	21,668,689

Menlo Therapeutics Inc.

Condensed Balance Sheet Data

(In thousands)

	December 31, 2019	December 31, 2018

Cash, cash equivalents and investments	$76,944	$136,250
Working capital	67,666	129,956
Total assets	79,169	139,928
Stockholders' equity	68,508	130,377

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Investor Contact: IR@menlotx.com